EXHIBIT 5

Direct Line: (954) 766-7858

                                                 February 5, 1996

Whitestone Industries, Inc.
702 Marshall Street, Suite 500
Redwood City, CA 94063

    Re: REGISTRATION STATEMENT ON FORM S-8 - RECLAIM, INC. COMMON STOCK ISSUED PURSUANT TO A CONSULTING AGREEMENT WITH HAYDEN FINANCIAL CORP. (THE "AGREEMENT")

Ladies and Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Whitestone Industries, Inc. (the "Company") of an aggregate of 250,000 shares of Common Stock, $.0001 par value (the "Common Stock"), issued pursuant to the Agreement.

         In our capacity as special counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Agreement, the Company's Amended and Restated Articles of Incorporation, Statements of Designation, as amended, By-Laws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Based upon and in reliance of the foregoing, we are of the opinion that, upon issuance of the Common Stock pursuant to the terms of the Agreement, the Common Stock will be validly issued, fully paid and nonassessable.



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Whitestone Industries, Inc.
February 5, 1996
Page 2

         We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                 Very truly yours,

                                 /s/ ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                 -----------------------------------------
                                     ATLAS, PEARLMAN, TROP & BORKSON, P.A.